TRUST AGREEMENT

                                       OF

                                MAIN PLACE TRUST

                                  by and among

                                NATIONSBANK, N.A.
                         a national banking association
                                (as the "Owner")

                                       and

                            WILMINGTON TRUST COMPANY
                             a Delaware corporation
            (as the "Delaware Trustee" and as the "Independent Trustee")

                                       and

                                 JAMES H. LUTHER
                                  an individual
                           (as the "Special Trustee")

                                       and

                                  JOHN E. MACK
                                  an individual
                          (as the "Business Trustee")




                          Dated as of December 14, 1998



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                                TABLE OF CONTENTS


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                                                                                PAGE

                                    ARTICLE 1
                              DEFINITIONS AND TERMS

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     Section 1.1    Certain Definitions............................................1
     Section 1.2.   Usage of Terms.................................................4
     Section 1.3.   Section References.............................................4

                                    ARTICLE 2
                    FORMATION OF TRUST; AUTHORITY TO EXECUTE
                        DOCUMENTS; DECLARATION OF TRUST

     Section 2.1.   Name...........................................................4
     Section 2.2.   Office.........................................................4
     Section 2.3.   Purposes.......................................................4
     Section 2.4.   Declaration of Trust...........................................5
     Section 2.5.   Restrictions on Trust Action...................................6
     Section 2.6.   Subchapter K Election..........................................8
     Section 2.7.   Authority to Execute and Perform Various Documents.............8
     Section 2.8.   Title to the Trust Estate......................................8

                                    ARTICLE 3
                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                            INCOME FROM THE TRUST ESTATE

     Section 3.1.   Distribution of Payments.......................................9
     Section 3.2.   Method of Payments.............................................9

                                    ARTICLE 4
                              DUTIES OF THE TRUSTEE

     Section 4.1.   Notices; Furnishing of Documents...............................9
     Section 4.2.   Action Upon Instructions......................................10
     Section 4.3.   Right to Indemnity Before Acting..............................10
     Section 4.4.   No Duties Except as Specified.................................11
     Section 4.5.   No Action Except Under Specified Documents or Instructions....11

                                    ARTICLE 5
                                   THE TRUSTEE

     Section 5.1.   Acceptance of Trusts and Duties...............................12
     Section 5.2.   Absence of Certain Duties.....................................12
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     Section 5.4.   Segregation of Funds..........................................13
     Section 5.5.   Reliance Upon Certificates and Counsel........................13
     Section 5.6.   Not Acting in Individual Capacity.............................13
     Section 5.7.   Compensation and Expenses.....................................13
     Section 5.8.   Tax Returns...................................................14
     Section 5.9.   Trustee Status................................................14
     Section 5.10.  Doing Business in Other Jurisdictions.........................14

                                    ARTICLE 6
                    INDEMNIFICATION OF AND REPRESENTATIONS TO
                          THE TRUSTEE BY THE OWNER

     Section 6.1.   Indemnification of the Trustee................................15
     Section 6.2.   Representations...............................................16

                                    ARTICLE 7
                        TRANSFER OF THE OWNER'S INTEREST

     Section 7.1.   Transfer of Interest of the Owner.............................16

                                    ARTICLE 8
                          SUCCESSOR TRUSTEE; CO-TRUSTEE

     Section 8.1.   Resignation or Removal of a Trustee: Appointment of Successor.17
     Section 8.2.   Independent Trustee...........................................18

                                    ARTICLE 9
                    SUPPLEMENTS AND AMENDMENTS TO TRUST
                         AGREEMENT AND OTHER DOCUMENTS

     Section 9.1.   Supplements and Amendments....................................19
     Section 9.2.   Discretion as to Execution of Documents.......................19
     Section 9.3.   Absence of Requirements as to Form............................20
     Section 9.4.   Distribution of Documents.....................................20
     Section 9.5.   Condition to Successor Trustee................................20

                                   ARTICLE 10
                                  MISCELLANEOUS

     Section 10.1.  Termination...................................................21
     Section 10.2.  The Owner Has No Legal Title..................................21
     Section 10.3.  Assignment, Sale, etc. of Trust Estate........................22
     Section 10.4.  Trust Agreement for Benefit of Parties Only...................22
     Section 10.5.  Notices.......................................................22
     Section 10.6.  Severability..................................................23

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     Section 10.7.  Waivers.......................................................24
     Section 10.8.  Counterparts..................................................24
     Section 10.9.  Binding Effect................................................24
     Section 10.10. Headings......................................................24
     Section 10.11. Governing Law.................................................24
     Section 10.12. Amendment.....................................................24
     Section 10.13. Assignment....................................................24

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     EXHIBIT
     EXHIBIT A = Form of Assignment and Assumption Agreement.

                                 TRUST AGREEMENT
                                       OF
                                MAIN PLACE TRUST



               TRUST AGREEMENT OF MAIN PLACE TRUST dated as of December 14, 1998 (the "Agreement"), by and among NATIONSBANK, N.A., a national banking association (together with its successors and permitted assigns, the "Owner"), WILMINGTON TRUST COMPANY, a Delaware corporation (in its individual capacity only as expressly stated herein, the "Delaware Trustee" and the "Independent Trustee"), JAMES H. LUTHER, an individual (in his individual capacity only as expressly stated herein, the "Special Trustee"), and JOHN E. MACK, an individual (in his individual capacity only as expressly stated herein, the "Business Trustee").

                              W I T N E S S E T H:

               WHEREAS, the Owner and the Trustees have agreed to create a "business trust" in accordance with Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. ss. 3801, et. seq., which shall be named the "Main Place Trust" (the "Trust").

               WHEREAS, the parties desire for the Trust to acquire from the Owner and hold a one percent (1%) interest ("LLC Interest"), in Main Place Funding, LLC, a Delaware limited liability company ("MP-LLC"), and to serve as a co-managing member of MP-LLC solely to act on matters relating to the bankruptcy or insolvency of MP-LLC.

               WHEREAS, the Owner and the Trustees intend that this Agreement constitute the "governing instrument" of the Trust.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Trustees hereby agree as follows:


                                    ARTICLE 1

                              DEFINITIONS AND TERMS

               SECTION 1.1  CERTAIN DEFINITIONS.

               (a)....For all purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:

               "Affiliate" of any specified Person (as hereinafter defined) means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to a specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

               "Assignment Agreement" means that certain Assignment and Assumption Agreement entered into by the Trust and the Owner on or about the date hereof, pursuant to which the Owner transfers the LLC Interest to the Trust.

               "Bankruptcy Event" means, with respect to the Trust or MP-LLC,
(i) the institution of proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or (ii) the filing of, or consent to, a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or (iii) the seeking of, or consent to, the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such entity or any substantial part of its property, or (iv) the making of, or consent to, an assignment for the benefit of creditors, or (v) the admission, in writing, of its inability to pay its debts generally as they became due, or (vi) the taking of any action that will cause such entity to become insolvent, or the taking of corporate action in furtherance of any such action.

               "Bonds" means the certain mortgage-backed bonds issued pursuant to the Indentures.

               "Business Trustee" has the meaning given to it in the preamble to this Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended and as the same may be further amended from time to time.

               "Delaware Trustee" has the meaning given to it in the preamble to this Agreement.

               "Indentures" means, collectively, (i) that certain Indenture of Trust dated as of October 31, 1995, between Main Place Real Estate Investment Trust (as successor in interest to Main Place Funding Corporation), and U.S. Bank Trust National Association (formerly known as First Trust National Association), as amended, and (ii) that certain Indenture of Trust dated as of March 18, 1997, between Main Place Real Estate Investment Trust and U.S. Bank Trust National Association (formerly known as First Trust National Association), as amended.

               "Independent Trustee" means Wilmington Trust Company, a Delaware corporation, or any other Person appointed as such pursuant to this Agreement who is not at the time of appointment and has not been at any time during the preceding five (5) years: (i) a direct or indirect legal or beneficial owner (beyond a nominal amount) in the Trust or any of its Affiliates; (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of the Trust or any of its Affiliates; or a Person who controls (whether directly, indirectly, or otherwise) the Trust or its Affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of the Trust or its Affiliates. Notwithstanding the foregoing, an Independent Trustee may serve in similar capacities for other "special purpose" entities formed by the Owner or any Affiliate thereof. (For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.)

               "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, restriction, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any applicable law.

               "LLC Interest" has the meaning given to it in the recitals to this Agreement.

               "MP-LLC" has the meaning given to it in the recitals to this Agreement.

               "Operative Documents" means the Assignment Agreement, the Amended and Restated Limited Liability Company Agreement of MP-LLC dated as of December _____, 1998, and any other documents executed from time to time by the Trust in connection with the acquisition or ownership of the LLC Interest.

               "Owner" means NationsBank, N.A., and each of its successors in interest as beneficiaries of the Trust hereunder.

               "Owner Creditor" has the meaning ascribed thereto in Section 9.5(b).

               "Person" means a natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, national association or other organization, whether or not a legal entity, and a government or agency, instrumentality, or political subdivision thereof.

               "Rating Agency" means each nationally-recognized statistical rating agency rating any of the Bonds.

               "Rating Agency Confirmation" means, with respect to any action or event, the written confirmation of each Rating Agency that such action or event will not result in the qualification, downgrade or withdrawal of the ratings then assigned to any of the Bonds.

               "Relevant State" has the meaning ascribed thereto in Section 9.5.

               "Responsible Officer" means the president, the chief financial officer or the treasurer.

               "Special Trustee" has the meaning given to it in the preamble of this Agreement.

               "Trust" means the trust formed by this Agreement, as described in the recitals to this Agreement.

               "Trustees" means one or more of any of the Delaware Trustee, the Independent Trustee, the Special Trustee, or the Business Trustee, together with their respective successors and permitted assigns, where the distinction between each such trustee is not relevant.

               "Trust Estate" means all right, title and interest of the Trust in and to any property contributed to the Trust by the Owner or otherwise acquired by the Trust, including the LLC Interest and all distributions, payments or proceeds therefrom.

               (b) Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Operative Documents.

               SECTION 1.2. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural includes the singular, words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Person include their successors and permitted assigns, and the term "including" means including without limitation.

               SECTION 1.3. SECTION REFERENCES. All section references, unless otherwise indicated, shall be to sections of this Agreement.


                                    ARTICLE 2

                               FORMATION OF TRUST;
                         AUTHORITY TO EXECUTE DOCUMENTS;
                              DECLARATION OF TRUST

               SECTION 2.1. NAME. The Trust created hereby shall be known as "Main Place Trust".

               SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Business Trustee, at the address set forth in Section 10.5 or at such other address as the Business Trustee may designate by notice to the Owner and the other Trustees. The business address of the Delaware Trustee shall be the address set forth in Section 10.5 or at such other address as the Delaware Trustee may designate by notice to the Owner and the other Trustees.

               SECTION 2.3. PURPOSES. The Trust is a special purpose entity that has been organized as a business trust and, subject to Section 2.5 of this Agreement, will be operated for the following sole and exclusive purposes at the direction of the Owner:

                      (a) To acquire, own, and hold the LLC Interest;

                      (b) To exercise exclusive control, by exercising veto power as a co-manager of MP-LLC, over the ability of MP-LLC to file, consent to the filing of, or join in any filing of, a bankruptcy or insolvency petition, or otherwise institute insolvency proceedings;

                      (c) To otherwise dispose of the Trust Estate in accordance with the terms and conditions of this Agreement;

                      (d) To take any and all actions necessary to maintain the existence of the Trust as a business trust in good standing under the laws of the State of Delaware and, if necessary, to qualify the Trust to do business as a business trust in any other state in which such qualification, in the opinion of the Business Trustee or the Owner, is required; and

                      (e) To elect to be organized as a Delaware business trust pursuant to 12 Del.C. ss. 3801 et seq.

The Trust shall hold the Trust Estate for investment purposes only and not for the active conduct of a trade or business. The Trust shall conduct no business nor, except as provided herein, acquire any property other than as specifically set forth in this Section 2.3.

               SECTION 2.4. DECLARATION OF TRUST. As of the date of the Assignment Agreement, the Owner has granted to the Trust and its successors and assigns, forever, all right, title and interest of the Owner in and to the LLC Interest, constituting the initial Trust Estate, and the Trustees acknowledge, by their execution and delivery of the Assignment Agreement, their receipt of the LLC Interest on behalf of the Trust, to have and to hold, together with any other part of the Trust Estate, until this Agreement terminates pursuant to the terms hereof. The Trust shall hold the Trust Estate upon the terms and subject to the conditions set forth herein for the use and benefit of the Owner, and in accordance with the obligations of the Trust under the Operative Documents. It is the intention of the parties hereto that the Trust constitute a "business trust" under Chapter 38 of Title 12 of the Delaware Code. The Trustees shall have caused the filing of a Certificate of Trust (the "Certificate of Trust") with the Secretary of the State of Delaware (the "Secretary of State") pursuant to Section 3810 of Title 12 of the Delaware Code. It is the intention of the parties hereto that the Trust shall be a grantor trust for Federal income tax purposes. The Owner agrees to report its interest in the Trust in a manner consistent with the foregoing and the Owner and the Trustees agree otherwise not to take any action that would be inconsistent with the foregoing and the provisions of this Agreement shall be construed to further the foregoing.

               SECTION 2.5. RESTRICTIONS ON TRUST ACTION. Notwithstanding any other provision of this Agreement, the Operative Documents or any provision of law that would so empower the Trust, the Trust shall:

                      (a) Not engage in any business or activity other than those set forth in Section 2.3 above;

                      (b) Not take any action, in its role as co-manager of MP-LLC, with respect to exercising its veto power over the ability of MP-LLC to file, consent to the filing of, or join in any filing of, a bankruptcy or insolvency petition, or otherwise institute insolvency proceedings or any other Bankruptcy Event, without the prior written consent of both the Independent Trustee and the Special Trustee, for as long as any Bonds are outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasibly and fully satisfied;

                      (c) Not acquire or own any assets other than the LLC Interest and any proceeds therefrom and any contribution by the Owner and any earnings on any of the foregoing;

                      (d) Do all things necessary to preserve its existence and not (x) engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, (y) engage in, seek or consent to any sale or transfer of the LLC Interest or of any other part of the Trust Estate, or (z) amend, modify or change the Certificate of Trust for this Trust or this Agreement or permit a constituent party to cause the amendment or modification thereof without, in each case, under clause (x), (y) or (z), the prior written consent of both the Independent Trustee and the Special Trustee;

                      (e) Have at least one Independent Trustee;

                      (f) Not take any action requiring the consent of both the Independent Trustee and the Special Trustee unless both the Independent Trustee and the Special Trustee shall have consented thereto;

                      (g) Not fail to correct any known misunderstanding regarding the Trust's separate identity;

                      (h) Not, without the prior written consent of both the Independent Trustee and the Special Trustee, either for itself or for MP-LLC or as a managing member of MP-LLC, take any action whatsoever to initiate, consent to, or join in causing, a Bankruptcy Event; provided, however, that if the Trust shall not have an Independent Trustee, then no such action shall be taken unless and until such an Independent Trustee shall have been duly elected and shall consent in writing thereto;

                      (i) Maintain its books, records, resolutions and agreements as official records;

                      (j) Not commingle its funds or assets with those of any other Person;

                      (k) Hold its assets in its own name and maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of any other Person;

                      (l) Conduct its business in its own name;

                      (m) Maintain its books, records, financial statements, accounting records, bank accounts and other entity documents separate from those of any other Person and file its own tax returns when necessary;

                      (n) Pay its own liabilities out of its own funds and assets;

                      (o) Observe all trust formalities;

                      (p) Maintain an arms-length relationship with its Affiliates;

                      (q) Not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) indebtedness permitted under the Operative Documents, and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership of the LLC Interest and payable within thirty (30) days after the date incurred;

                      (r) Not assume or guaranty or become obligated for the debts of any other Person or hold itself out to be responsible for the debts or obligations of any other Person;

                      (s) Not (i) except for the LLC Interest, acquire any obligations or securities of the Owner, any Trustee, or any Affiliates of the foregoing, and (ii) hold out as being available, or make available, its credit for use to satisfy the obligations of any of the foregoing;

                      (t) Allocate fairly and reasonably shared expenses, including, without limitation, shared office space, and use separate stationary, invoices and checks;

                      (u) Except as permitted by the Operative Documents, not pledge its assets for the benefit of any other Person;

                      (v) Hold and identify itself out as a separate and distinct entity under its own name and not as a division or part of any other Person;

                      (w) Not make or permit to remain outstanding any loans or advances to any Person, except as may be expressly permitted by the Operative Documents;

                      (x) Not identify the Owner, the Independent Trustee or any other Trustee, or any Affiliates of any of them, as a division or part of it;

                      (y) Except for the Advisory Services Agreement dated on or about the date hereof between the Trust and NationsBank, N.A., not enter into or be a party to, any transaction, contract or agreement with the Owner, the Independent Trustee or any other Trustee, or their respective Affiliates, except in the ordinary course of business and on terms which are intrinsically fair and no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party;

                      (z) Pay the salaries of its own employees, if any, from its own funds;

                      (aa)Maintain adequate capital for the normal obligations reasonably foreseeable in a business of its character and in light of its contemplated business operations;

                      (bb) Not dissolve as a result of the dissolution or insolvency of the Owner, the Independent Trustee, or any other Trustee; and

                      (cc) Not be organized as other than a Delaware business trust pursuant to 12 Del.C. ss. 3801 et seq.

               SECTION 2.6. SUBCHAPTER K ELECTION. The Owner intends to be excluded from Subchapter K of the Code and shall have the right to direct the Business Trustee to specifically elect out of Subchapter K of the Code.

               SECTION 2.7. AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS. The Owner hereby authorizes and directs the Business Trustee to execute and deliver on behalf of the Trust each Operative Document to which the Trust is or is to be a party, and such other documents, agreements, instruments and certificates relating to the Operative Documents, in each case in the respective forms in which the same may be delivered by or on behalf of the Owner to the Business Trustee from time to time for execution and delivery. In addition, the Owner hereby empowers and authorizes the Business Trustee to execute and deliver any and all documents, agreements and instruments necessary for the operation of the Trust Estate, to the full extent allowed by law. Notwithstanding any of the foregoing, the Owner hereby authorizes and empowers only the Independent Trustee and the Special Trustee, acting in unison, with sole authority to execute and deliver any and all documents relating to the Trust's acting to fulfill its purpose set forth in Section 2.3(b) in its role as a co-managing member of MP-LLC.

               SECTION 2.8. TITLE TO THE TRUST ESTATE. Title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that if the laws of any jurisdiction in which any of the Trust Estate is located require that title to any part of the Trust Estate be vested in a Trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Business Trustee.


                                    ARTICLE 3

                      RECEIPT, DISTRIBUTION AND APPLICATION
                         OF INCOME FROM THE TRUST ESTATE

               SECTION 3.1.  DISTRIBUTION OF PAYMENTS.

               (a) Payments. If any funds shall be received by the Trust, then the Business Trustee shall disburse, or not disburse, such amounts as it deems reasonable in the ordinary course of business or, if requested by the Owner, in accordance with the written instructions of the Owner.

               (b) Liability for Payments. The Business Trustee shall not be liable for any amounts payable under this Agreement or any document executed by the Trust except to the extent that the Business Trustee has actually received the funds required to make such payment.

               SECTION 3.2. METHOD OF PAYMENTS. The Business Trustee shall make distributions or cause distributions to be made to the Owner pursuant to this
Article 3 by
transferring by wire transfer of immediately available funds (or by such other manner as is acceptable to, or requested by, the Owner) the amount to be distributed to such account or accounts as the Owner may designate from time to time by written notice to the Business Trustee (and the Business Trustee shall use reasonable and diligent efforts to cause such funds to be transferred by wire transfer (or by such other manner as is acceptable to, or requested by, the Owner) by such date as the Owner reasonably requests).


                                    ARTICLE 4

                              DUTIES OF THE TRUSTEE

               SECTION 4.1.  NOTICES; FURNISHING OF DOCUMENTS.

               (a) If any Trustee shall have actual knowledge of any event or notice relating to the LLC Interest, other than a Bankruptcy Event or a notice related thereto, then such Trustee shall give to the Owner and the Business Trustee prompt telecopier notice thereof, followed by prompt confirmation thereof by U.S. mail, postage prepaid. Subject to Section 4.3, the Business Trustee shall take such action, or shall refrain from taking such action, with respect to the LLC Interest as the Business Trustee shall be directed in writing by the Owner. If the Business Trustee shall not have received instructions as above provided within twenty (20) days after the delivery of notice of such event or notice to the Owner, then the Business Trustee may, subject to instructions received pursuant to the preceding sentence, take such action, or refrain from taking such action, but shall be under no duty and shall have no liability for its failure or refusal to take or refrain from taking any action, with respect to such event or notice not inconsistent with the provisions of the Operative Documents, as the Business Trustee shall deem in its sole and absolute discretion to be in the best interests of the Owner.

               (b) If any Trustee shall have actual knowledge of any Bankruptcy Event or a notice related thereto, then such Trustee shall give to the Owner, the Independent Trustee, and the Special Trustee prompt telecopier notice thereof, followed by prompt confirmation thereof by U.S. mail, postage prepaid. The Independent Trustee and the Special Trustee shall unanimously take such action, or shall unanimously refrain from taking such action, with respect to such Bankruptcy Event or related matter as is keeping in compliance with the terms and intent of this Agreement, such that the ability of MP-LLC and of the Trust to proceed with such Bankruptcy Event is eliminated or reduced to the greatest extent possible.

               (c) The Business Trustee will furnish to the Owner, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instrument furnished to the Business Trustee hereunder or with respect to the LLC Interest.

               SECTION 4.2. ACTION UPON INSTRUCTIONS. Subject to the provisions of Section 4.3 and the last two sentences of this Section 4.2, upon the written instructions at any time and form time to time of the Owner, the Business Trustee shall take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any Operative Document to which the Trust is a party, or in respect of all or any part of the Trust Estate, as shall be specified in such instructions; (ii) take such action to preserve or protect the Trust Estate (including the discharge of any liens) as shall be specified in such instructions; (iii) approve as satisfactory to the Business Trustee all matters required by the terms of any Operative Document to be satisfactory to the Business Trustee or the Trust, it being understood that, without written instructions of the Owner, the Business Trustee shall not approve any such matter as satisfactory to the Business Trustee or the Trust; (iv) provided that there are no Bonds outstanding, convey and deliver the LLC Interest to the Owner in accordance with such instructions; and (v) any other action required to be taken by the Business Trustee pursuant to the Operative Documents. In the event that any Trustee is unsure as to the application of any provision of this Agreement or of any other agreement relating to the transactions contemplated hereby, such Trustee may request and rely upon written instructions of the Owner. The Owner shall not instruct such Trustee to take any action which is inconsistent with this Agreement or which the Owner has actual knowledge is inconsistent with the provisions of the Operative Documents or other legal requirements or laws. Without limiting the foregoing, under no circumstance shall the Owner give instructions which would require or instruct such Trustee to violate any of the provisions of Sections 2.3, 2.5, 4.2, 8.2, 9.1(c) or 10.1, and such Trustee shall not obey, without incurring any liability, any such instructions if given.

               SECTION 4.3. RIGHT TO INDEMNITY BEFORE ACTING. A Trustee shall not be required to take or refrain from taking action under this Agreement or any Operative Document (other than to give the notices required of the Trustees therein) unless such Trustee shall have been indemnified by the Owner, in manner and form reasonably satisfactory to such Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and if the Owner shall have directed such Trustee to take or refrain from taking any such action, then the Owner agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable fees and charges of such Trustee for the services performed or to be performed by them pursuant to such direction. Such Trustee shall not be required to take any action under this Agreement or any Operative Document if such Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any Operative Document to which the Trust is a party or is contrary to law.

               SECTION 4.4.  NO DUTIES EXCEPT AS SPECIFIED.

               (a) The Trustees shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any of the LLC Interest or any other part of the Trust Estate, to perform any obligation of the Trust under any of the Operative Documents or otherwise to take or refrain from taking any action under, or in connection with, any Operative Document to which the Trust is a party, except as expressly required by the terms hereof or in written instructions received pursuant to Section 4.1 or 4.2 from the Owner; and no implied duties or obligations shall be read into this Agreement or any other Operative Document to which the Trust is a party against any of the Trustees.

               (b) Notwithstanding the provisions of Section 4.4(a), each Trustee agrees that it will, at its own cost and expense (without any right of indemnity in respect of any such cost or expense under Section 6.1), promptly take such action as may be necessary duly to discharge and satisfy in full: (i) all Liens against the Trust Estate attributable to such Trustee in its individual capacity; (ii) any Liens created as a result of a breach by such Trustee of its individual obligations under this Agreement (subject to the limitations on liability set forth in Section 5.9) on any part of the Trust Estate, or on any properties of the Trust assigned, pledged or mortgaged as part of the Trust Estate, which arise from acts of such Trustee in its individual capacity, and (iii) any other Liens attributable to such Trustee in its individual capacity on any part of the Trust Estate which result from claims against such Trustee in its individual capacity unrelated to the ownership of the LLC Interest, the administration of the Trust Estate or the transactions contemplated by the Operative Documents.

               SECTION 4.5. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Trust shall have no power or authority to, and each Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the LLC Interest or any other part of the Trust Estate except (i) as expressly required by the terms of any Operative Document to which the Trust is a party, (ii) as expressly required by the terms hereof, or (iii) as expressly provided in written instructions from the Owner pursuant to Section 4.1 or 4.2, but subject always to the provisions of this Agreement.


                                    ARTICLE 5

                                  THE TRUSTEES

               SECTION 5.1. ACCEPTANCE OF TRUSTS AND DUTIES. Each Trustee hereby accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement. The Business Trustee also agrees to receive and disburse all monies paid to it constituting part of the Trust Estate upon the terms hereof. Each Trustee shall not incur any liability under any circumstances, except for liability incurred as a result of (i) its own willful misconduct or gross negligence; (ii) its failure to comply with the provisions of Section 4.4(b); (iii) its failure to use ordinary care in receiving or disbursing funds; (iv) the inaccuracy of any of its representations or warranties made in its individual capacity (or from its failure to perform any covenant made in its individual capacity) in Section 5.3 or in any other Operative Document to which the Trust is now or hereafter a party; and (v) all taxes, fees or other charges on, based on or measured by any fees, commissions or other compensation received by the Trustee on account of its services as Trustee; provided, however, that the Trustee's failure to act or perform in the absence of instructions, after the Trustee shall have requested instructions from the Owner pursuant to the last sentence of Section 4.2, shall not constitute willful misconduct or gross negligence for purposes of clause (i) of this sentence. The Delaware Trustee further agrees to perform all of its administrative functions and duties as a Trustee hereunder within the State of Delaware. The Independent Trustee and the Special Trustee each recognize that the bankruptcy remoteness of the Trust is an integral requirement of the Trust, and that, so long as the Trust remains solvent, the Independent Trustee's and the Special Trustee's intention is not to file or cause the filing of a bankruptcy petition on behalf of the Trust, consent to the filing of an involuntary bankruptcy petition against the Trust, or seek, or consent to, the consolidation of the Trust and any Affiliate in a bankruptcy proceeding involving the Trust or any Affiliate thereof. In no event shall the Independent Trustee or the Special Trustee be liable to the Owner, the Trust or any other Person for any act or omission taken or made in good faith in accordance with the immediately preceding sentence.

               SECTION 5.2. ABSENCE OF CERTAIN DUTIES. Except in accordance with written instructions furnished pursuant to Section 4.1 or 4.2, and except as provided in, and without limiting the generality of, Section 4.4, no Trustee shall have any duty (i) to see to any recording or filing of this Agreement or any other documents or to see to the maintenance of any such recordation or filing or to any necessary rerecording or refiling thereof; (ii) to see to the payment or discharge of any tax, assessment or other governmental charge on, or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Trust Estate; or
(iii) to inspect MP-LLC or its books and records with respect thereto.

               SECTION 5.3. NO REPRESENTATION OR WARRANTIES AS TO CERTAIN MATTERS. Each Trustee hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Owner) the other Operative Documents to which the Trust is a party have been, or at the time of execution and delivery thereof by the Trust pursuant hereto will be, as the case may be, duly authorized and delivered by a Responsible Officer of such Trustee (with respect to such Trustee), who is or will be, as the case may be, duly authorized to execute and deliver the same on behalf of such Trustee and that this Agreement has been duly authorized, executed and delivered by such Trustee and constitutes the legal, valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights or creditors generally and by general principles of equity. Except for Liens attributable to such Trustee in its individual capacity, such Trustee shall not be individually liable for any indebtedness of the Trust. In addition, such Trustee shall not be liable or responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Owner.

               SECTION 5.4. SEGREGATION OF FUNDS. Monies received by any Trustee hereunder for on or behalf of the Trust shall be segregated and not commingled with the funds of any other Person.

               SECTION 5.5. RELIANCE UPON CERTIFICATES AND COUNSEL. No Trustee shall incur any liability to any Person by reason of acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner mentioned herein or in any other Operative Document to which the Trust is now or hereafter a party shall be sufficiently evidenced by a written instrument signed by a person purporting to be an officer of the Owner. As to any fact or matter the manner of ascertainment of which is not specifically provided herein, any Trustee may for all purposes hereof rely on a certificate signed by an officer of the Owner as to such fact or matter, and such certificate shall constitute full protection to such Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust Estate as provided herein and in the Operative Documents, each Trustee may execute any of the powers hereof and perform its powers and duties hereunder and under the Operative Documents directly or through agents or counsel and may consult with counsel, accountants and other persons selected and employed by it, and such Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the advice of any such counsel or accountants appointed by it with due care.

               SECTION 5.6. NOT ACTING IN INDIVIDUAL CAPACITY. Each Trustee is acting hereunder solely as a Trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Agreement, all Persons, other than the Owner, having any claim against the Trust by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

               SECTION 5.7. COMPENSATION AND EXPENSES. Each Trustee shall be entitled to receive as compensation for its services hereunder such ordinary fees as are fair, reasonable and customary for the performance of such services and as any heretofore and from time to time hereafter be agreed upon between the Owner and such Trustee and/or pursuant to a written agreement between the Owner and such Trustee. Such Trustee shall be entitled to be reimbursed for its reasonable expenses incurred in the performance of its duties as a Trustee, including but not limited to the reasonable fees and expenses of any counsel or accountants hired by such Trustee pursuant to Section 5.5 of this Agreement.

               SECTION 5.8. TAX RETURNS. The Business Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement by it of all monies under this Agreement and each other agreement (including the Operative Documents to which the Trust is now or hereafter a party) contemplated hereby. The Owner shall be responsible for causing to be prepared and filed, at its expense, all income tax returns required to be filed by the Owner and for causing to be prepared all income tax returns (if any) required to be filed with respect to the trust created hereby. The Business Trustee, upon request and upon adequate assurance of reimbursement by the Owner for the costs and expenses associated therewith, shall furnish to the Owner all such information as may be reasonably required from such Trustee in connection with the preparation of such income tax returns. Upon request of the Owner, the Business Trustee shall sign and file the trust's tax returns prepared by the Owner. The Owner hereby instructs and directs Business the Trustee to apply for and obtain a Federal Tax Identification Number for the Trust.

               SECTION 5.9. TRUSTEE STATUS . It is expressly understood and agreed that (a) any Operative Document entered into or to be entered into by the Trust is executed and delivered by a Trustee, not individually or personally but solely as a Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under this Agreement, (b) each of the representations, undertakings and agreements made in any Operative Document on the part of the Trust is made and intended not as personal representations, undertakings, and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall any Trustee be personally liable for the payment of any indebtedness or other obligations of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under any such Operative Document.

               SECTION 5.10. DOING BUSINESS IN OTHER JURISDICTIONS. Notwithstanding anything contained herein to the contrary, the Delaware Trustee (and, if the same Person is acting as both the Delaware Trustee and the Independent Trustee, then also the Independent Trustee) shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the

State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Delaware Trustee (or, if the same Person is acting as both the Delaware Trustee and the Independent Trustee, then also the Independent Trustee); or
(iii) subject the Delaware Trustee (or, if the same Person is acting as both the Delaware Trustee and the Independent Trustee, then also the Independent Trustee) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee (or, if the same Person is acting as both the Delaware Trustee and the Independent Trustee, then also the Independent Trustee) contemplated hereby. The Delaware Trustee (and, if the same Person is acting as both the Delaware Trustee and the Independent Trustee, then also the Independent Trustee) shall be entitled to obtain advice of counsel (which advice shall be an expense of the Owner) to determine whether any action required to be taken results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. If said counsel advises the Delaware Trustee (or, if the same Person is acting as both the Delaware Trustee and the Independent Trustee, then also the Independent Trustee) that such action will result in such consequences, then the Delaware Trustee will direct the Business Trustee to proceed with such action in its place and the Independent Trustee will direct the Special Trustee to proceed with such action in its place.


                                    ARTICLE 6

                    INDEMNIFICATION OF AND REPRESENTATIONS TO
                            THE TRUSTEES BY THE OWNER

               SECTION 6.1. INDEMNIFICATION OF THE TRUSTEES. To the fullest extent permitted by law, the Owner hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustees and their respective successors, permitted assigns, agents and servants from and against, any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustees on or measured by any fees or other compensation received by the Trustees for their services hereunder), claims, action, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any of the Trustees in any way relating to or arising out of this Agreement or any other Operative Document or the enforcement of the terms of any thereof, or in any way relating to or arising out of the acquisition, ownership, possession, use, sale or other disposition of any of the Trust Estate, or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of any of the Trustees hereunder, except: (i) in the case of willful misconduct or gross negligence on the part of any of the Trustees or in any Trustee's individual capacity in the performance or nonperformance of its obligations and duties hereunder; (ii) those resulting from the inaccuracy of any representation or warranty of any Trustee in its individual capacity (or from the failure of any Trustee to perform any covenant in its individual capacity) in this Agreement;
(iii) those arising or resulting from any of the matters described in clauses
(i) through (v) of Section 5.1; or (iv) those resulting from any Trustee's failure to perform the terms of Section 4.4(b) or from the failure to use ordinary care in the receipt or disbursement of funds. The indemnities contained in this Section 6.1 extend to the Trustees only and shall not be construed as indemnities of the Trust Estate. The indemnities contained in this
Section 6.1 shall survive the termination of this Agreement. Any claim by any Trustee shall be against the interest of the Owner in the Trust Estate as security for any amounts owning to it hereunder.

               SECTION 6.2. REPRESENTATIONS. The Owner represents, warrants and agrees as follows:

               (a) The Owner has observed and will observe all applicable corporate procedures including, where applicable, the holding of regular periodic and special meetings, the recording and maintenance of minutes of such meetings, and the recording of resolutions, if any, adopted at such meetings.

               (b) The Owner has paid and will pay its liabilities (including liability in respect of guaranties) and losses from its own separate funds.

               (c) The Owner has and will have at all times sufficient officers and employees to run its business and operations. The Owner will manage its own assets and liabilities.

               (d) The Owner has not taken and will not take any action that would give any creditor of the Owner cause to believe that indebtedness previously incurred by the Owner is now or will be an obligation of the Trust or any Trustee or that the Owner is not or will not remain an entity separate and distinct from the Trust and each Trustee.

               (e) The Owner has not taken and will not take any action that is inconsistent with any of the representations, warranties and agreements set forth in this Agreement or that would give (i) any future creditor of the Owner cause to believe mistakenly that any such future obligation incurred by the Owner would be not only the obligation of the Owner, but also of the Trust or any Trustee, or (ii) any future creditor of the Owner cause to believe mistakenly that the Owner was not or would not continue to remain an entity separate and distinct from the Trust and each Trustee.

               (f) No transaction relating to this Agreement is being or will be entered into by the Owner (i) in bad faith or with the intent to delay, hinder or defraud any of its creditors, or (ii) with the intent of removing assets from the Owner to the detriment of the Owner's creditors.

               (g) So long as the Bonds are outstanding, the Owner will not consensually merge or consolidate with the Trust, the Independent Trustee, or the Delaware Trustee.


                                    ARTICLE 7

                        TRANSFER OF THE OWNER'S INTEREST

               SECTION 7.1.  TRANSFER OF INTEREST OF THE OWNER.

               (a) The Owner may assign, convey or otherwise transfer all or any of its right, title and interest in and to this Agreement and the Trust Estate by giving written notice to the Business Trustee specifying (i) the name and address of the proposed transferee, (ii) the effective date of the proposed transfer, and (iii) the percentage of the interest of the Owner to be transferred. Upon any assignment, conveyance or transfer of all of the interest of the Owner, the transferor Owner shall, upon such assignment, conveyance or transfer, be released and discharged without further act or formality whatsoever from the indemnification obligations imposed under Section 6.1 arising after such transfer date, except to the extent that any such transferee shall not have assumed the obligations of the Owner hereunder with respect to such interest so transferred. No such assignment, conveyance or transfer shall violate any legal requirement or laws or create a relationship which would be in violation thereof. The Business Trustee shall not be on notice of or otherwise be bound by any such assignment, conveyance or transfer until the Business Trustee shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer.

               (b) No assignment, conveyance or other transfer pursuant to
Section 7.1(a) shall be effective unless (i) the transferee shall have executed and delivered to the Business Trustee an instrument containing the transferee's agreement to be bound by the terms of this Agreement, and (ii) if such assignment, conveyance or other transfer shall result in the Owner owning less than 51% of the aggregate beneficial interests in the Trust, then the Trust shall have received Rating Agency Confirmation.


                                    ARTICLE 8

                          SUCCESSOR TRUSTEE; CO-TRUSTEE

               SECTION 8.1.  RESIGNATION OR REMOVAL OF A TRUSTEE: APPOINTMENT
                                         OF SUCCESSOR.

               (a) Resignation or Removal. Subject to Section 2.5(d) hereof, any Trustee or any successor trustee may resign at any time without cause by giving at least sixty (60) days' prior written notice to the Owner and, during the period while any Bonds are outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasibly and fully satisfied, to MP-LLC, such resignation to be effective upon the acceptance of appointment by the successor trustee under Section 8.1(b). In addition, subject to Section 2.5(d) hereof, the Owner may at any time remove the Business Trustee without cause by a notice in writing delivered to the Business Trustee and, during the period while any Bonds are outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasibly and fully satisfied, to MP-LLC, such removal to be effective upon the acceptance of appointment by the successor trustee under Section 8.1(b), but in no event shall such removal cause a termination of the Trust. In the case of the resignation or removal of the Business Trustee or the Delaware Trustee, the Owner may appoint a successor trustee by an instrument in writing signed by the Owner. If a successor trustee shall not have been appointed within thirty (30) days after notice of resignation or removal of such Trustee, then such Trustee or, during the period while any Bonds are outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasibly and fully satisfied, MP-LLC may apply to any court of competent jurisdiction to appoint a successor trustee to act until such time, if any, as a successor trustee shall have been appointed by the Owner as above provided. Any successor trustee so appointed by such court shall immediately, and without further act, be superseded by any successor trustee appointed by the Owner as above provided.

               (b) Execution and Delivery of Certain Documents. Any successor trustee, however appointed, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Trustee in the Trust with like effect as if originally named a Trustee herein and shall for the purpose of this Agreement, thereafter be referred to as a Trustee; but nevertheless, upon the written request of such successor trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor trustee, the Trust herein expressed, all the estates, properties, rights, powers and duties of such predecessor Trustee in and to the Trust, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor trustee all monies or other property then held by such predecessor Trustee in and to the Trust, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor trustee all monies or other property then held by such predecessor Trustee in and to the Trust with respect to the Trust.

               (c) Qualification. Any successor Delaware Trustee, however appointed, shall be either a natural person who is a resident of the State of Delaware, or any entity which has its principal place of business in the State of Delaware.

               (d) Merger, Etc. Any corporation which any Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Trustee shall be a party, or any corporation to which substantially all the corporate trust business of any Trustee may be transferred, shall, subject to Section 8.1(c), be such Trustee hereunder without further act.

               SECTION 8.2. INDEPENDENT TRUSTEE. During the period while any Bonds are outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds are indefeasibly and fully satisfied, the Trust shall at all times have at least one (1) Independent Trustee. A single Person may serve as both the Delaware Trustee and the Independent Trustee.


                                    ARTICLE 9

                  SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT
                               AND OTHER DOCUMENTS

                SECTION 9.1.  SUPPLEMENTS AND AMENDMENTS.

               (a) Execution. Subject to the other provisions of this Agreement, including, without limitation, Section 2.5, 8.2 and 9.1(c), at any time and from time to time upon the written request of the Owner: (i) the Trustees, together with the Owner, shall execute a supplement to this Agreement for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement (except Section 10.11) as specified in such request; and (ii) each Trustee shall, subject to the consent of MP-LLC during the period while any Bonds are outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasible and fully satisfied, enter into such written amendment of or supplement to any other Operative Document to which such Trustee is a party as may be specified in such request, or execute and deliver such written waiver or modification of or consent under the terms of any such Operative Document as may be specified in such request.

               (b) Delivery of Amendments and Supplements to Certain Parties. Until the Bonds shall have been repaid in full, a signed copy of each amendment or supplement shall be delivered by each Trustee to MP-LLC and shall not in any way affect the Bonds and shall not impose any duty on MP-LLC with respect to such amendment or supplement.

               (c) Amendments. Notwithstanding any other provision of this Agreement or any provision of law, during the period while any Bonds are outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasibly and fully satisfied, no amendment of or supplement, waiver or modification to this Agreement shall, without the prior written consent of MP-LLC and the receipt by the Trust of Rating Agency Confirmation, (i) modify the terms of Section 2.3, 2.5, 4.2, Article 5, Sections 7.1, 8.2, 9.1, 10.1, and the definitions of Independent Trustee and Bankruptcy Event contained in this Agreement, or (ii) result in the Trust being terminated until after all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasibly and fully satisfied.

               SECTION 9.2. DISCRETION AS TO EXECUTION OF DOCUMENTS. If in the reasonable opinion of any Trustee any document required to be executed by it pursuant to the terms of Section 9.1 materially and adversely affects any right, duty, immunity or indemnity in favor of such Trustee hereunder or under any other Operative Document to which such Trustee is a party, then such Trustee may in its discretion decline to execute such document. If, in the reasonable opinion of any Trustee any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of such Trustee under this Agreement or any of the other Operative Documents to which the Trust is now or hereafter a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, such Trustee's charter documents or by-laws or any document contemplated hereby to which such Trustee is a party, then such Trustee may decline to execute such instrument, unless such Trustee shall have been provided by the Owner an indemnity satisfactory to such Trustee.

               SECTION 9.3. ABSENCE OF REQUIREMENTS AS TO FORM. It shall not be necessary for any written request furnished pursuant to Section 9.1 to specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof.

               SECTION 9.4. DISTRIBUTION OF DOCUMENTS. Promptly after the execution by any Trustee of any document entered into pursuant to Section 9.1, such Trustee shall deliver, in accordance with the notice provisions of this Agreement, a conformed copy thereof to the Owner.

               SECTION 9.5. CONDITION TO SUCCESSOR TRUSTEE. No person shall become a successor Trustee hereunder unless such successor Trustee shall deliver an opinion of counsel, with respect to the laws of the jurisdiction of such proposed successor Trustee (the "Relevant State"), to the following effect:

               (a) Neither a Relevant State court nor a Federal court applying Relevant State law, if properly presented with the issue and after having properly considered each issue, would permit the Owner to terminate this Agreement, except as otherwise provided herein or, during the period while any Bonds are then outstanding, if any, and until all of the obligations of MP-

LLC under the Indentures or the Bonds have been indefeasible and fully satisfied, with the consent of MP-LLC, as the case may be, until payment in full of the Bonds has occurred; and

               (b) Under the laws of the Relevant State, as long as this Agreement has not been terminated in accordance with its terms or, during the period while any Bonds are then outstanding and until all of the obligations of MP-LLC under the Indentures or the Bonds have been indefeasible and fully satisfied, with the express prior written consent of MP-LLC, creditors of any Person that is an Owner, holders of a lien against the assets of such Person, and representatives of creditors of any such Person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding had been commenced) (collectively, the "Owner Creditors"), may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the beneficial interest of such person in the Trust Estate, and do not have, and may not through the enforcement of such Owner Creditors' rights, acquire any greater rights than the Owner with respect to the Trust Estate.


                                   ARTICLE 10

                                  MISCELLANEOUS

                SECTION 10.1. TERMINATION. This Agreement and the trusts, rights, privileges and options created hereby shall terminate and this Agreement shall be of no further force or effect upon the earliest of (i) provided the then outstanding Bonds, if any, and all obligations of MP-LLC under the Bonds and the related Indentures have been indefeasibly and fully satisfied, the sale or other final disposition by the Business Trustee of all property constituting part of the Trust Estate and the final distribution by the Business Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article 4, or (ii) twenty-one (21) years less one (1) day after the death of the last survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, father of President John F. Kennedy, but if any trusts, rights, privileges or options shall be or become valid under applicable law for a period subsequent to the twenty-first anniversary of the death of the last such survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trusts, rights, privileges and options for a period in gross exceeding the period for which such trusts, rights, privileges and options are hereinabove stated to extend and be valid), then such trusts, rights, privileges and options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until such time as the same shall under applicable law cease to be valid, or (iii) the election of the Owner by notice to the Business Trustee to revoke the trusts created hereby, if such notice shall be accompanied by the written agreement of the Owner assuming all the obligations of the Trust under or contemplated by the Operative Documents and all other obligations of the Trust incurred by the Business Trustee as a trustee hereunder. Notwithstanding the foregoing or any other provision hereof, to the fullest extent permitted by law, no such election shall be effective and this Agreement shall not be terminated (A) if such election or termination is made in contravention of the Operative Documents, or (B) until payment in full of all the obligations of MP-LLC under the Bonds and related Indentures; otherwise this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof. Upon such termination, all monies or other property or proceeds constituting part of the Trust Estate shall be distributed in accordance with the terms of Article 4. Upon the termination of the Trust pursuant to this
Article 10, the Business Trustee shall cause a Certificate of Cancellation to be filed with the Secretary of State of the State of Delaware.

               SECTION 10.2. THE OWNER HAS NO LEGAL TITLE. The Owner shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of the Owner in and to the Trust Estate shall operate to terminate this Agreement or the trusts created hereunder or entitle any successors or transferees of the Owner to an accounting or to the transfer of legal title to any part of the Trust Estate. The bankruptcy, death or incapacity of the Owner (or any other beneficiary hereunder, if any) will not terminate this Agreement, nor entitle such person's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise effect the rights, obligations and liabilities of the parties hereto. No Owner Creditor shall obtain legal title to or exercise legal or equitable remedies with respect the Trust Estate as a result of the Owner's holding of the beneficial interest hereunder. No transfer, by operation of law or otherwise, of any right, title and interest of the beneficial interest hereunder shall operate to terminate this Agreement or the Trust created hereby.

               SECTION 10.3. ASSIGNMENT, SALE, ETC. OF TRUST ESTATE. Any assignment, sale, transfer or other conveyance of any portion of the Trust Estate by the Business Trustee pursuant to the terms hereof shall bind the Owner and shall be effective to transfer or convey all right, title and interest of the Trust and the Owner in and to such property. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Business Trustee.

               SECTION 10.4. TRUST AGREEMENT FOR BENEFIT OF PARTIES ONLY. Nothing herein, whether express or implied, shall be construed to give any other Person other than the Trustee and the Owner any legal or equitable right, remedy or claim under or in respect of this Agreement; but this Agreement shall be held to be for the sole and exclusive benefit of the Trustee and the Owner.

               SECTION 10.5. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, any notice, request, demand, or other communications to be delivered under or in connection with this Agreement shall be given in writing and delivered by either (a) personal delivery, (b) facsimile transmission (with a copy to follow in the manner set forth in the following clause (c)), (c) certified or registered mail, with postage prepaid and return receipt requested, or (d) an overnight delivery service of general commercial use (such as UPS, Federal Express, DHL, U.S.P.S. Express Mail, or Airborne) addressed as follows:

               (i) if to the Delaware Trustee or the Independent Trustee, addressed to it at its office at:

                      Wilmington Trust Company
                      One Rodney Square
                      1100 North Market Street
                      Wilmington, Delaware  19890

                      Attention:  Corporate Trust Administration
                      Telephone Number:  (302) ________
                      Facsimile Number:  (302) ________

               (ii)   if to the Special Trustee, addressed to it at:

                      James H. Luther
                      3739 Bon Rea Drive
                      Charlotte, North Carolina  28226
                      Telephone Number:  (704) 341-0354
                      Facsimile Number:  (704) ________

               (iii)  if to the Business Trustee, addressed to it at:

                      John E. Mack
                      c/o NationsBank, N.A.
                      100 North Tryon Street
                      Charlotte, North Carolina  28255-0065
                      Telephone Number:   (704) 386-5833
                      Facsimile Number:  (704) 386-0270

               (iv)   if to the Owner, addressed to it at:

                      NationsBank, N.A.,
                      100 North Tryon Street
                      Charlotte, North Carolina  28255-0065
                      Attention:  _______________
                      Telephone Number:  (704) _________
                      Facsimile Number:  (704) _________

                      with a copy to:

                      Cadwalader, Wickersham & Taft
                      100 Maiden Lane
                      New York, New York  10038-4892
                      Attention:  A. Curtis Greer II, Esq.
                      Telephone Number:  (212) 504-6000
                      Facsimile Number:  (212) 504-6666

or to such other address or facsimile number as such party may hereafter specify for such purposes by notice to the other party. Each such notice, request, demand, or other communication shall be deemed to have been duly given and be effective (i) if given by personal delivery, then when actually delivered to the party to whom it is addressed, (ii) if given by facsimile, then when such facsimile is transmitted, without error, to the facsimile number specified in this Section, or (iii) if given by any other means, then when actually delivered to the address specified in accordance with this Section.

               SECTION 10.6. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 10.7. WAIVERS. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article 10; and any waiver of the terms hereof shall be effective only in the specified instance and for the specific purpose given. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law.

               SECTION 10.8. COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts together shall constitute but one and the same instrument.

               SECTION 10.9. BINDING EFFECT. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustees, and their respective successors and permitted assigns, and the Owner, and its successors and its permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner shall bind its successors and permitted assigns.

               SECTION 10.10. HEADINGS. The headings of the various Articles, Sections and paragraphs herein are for convenience of reference only and shall not alter, modify, define or limit, or be used in construing or interpreting, any of the terms or provisions hereof.

               SECTION 10.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, including all matters of construction, validity and performance, with giving effect to such state's principles of conflicts of law.

               SECTION 10.12. AMENDMENT. Except as otherwise set forth herein, this Agreement may not be amended, changed or modified except pursuant to a writing duly executed by both parties.

               SECTION 10.13. ASSIGNMENT. Except as otherwise set forth herein, this Agreement and its rights and obligations may not be assigned by any party hereto without the prior written consent of the other parties hereto.

      (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS)

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first written above.

                                     OWNER:

                                     NATIONSBANK, N.A.

                                     By: /s/ James W. Kiser
                                         ------------------------
                                         Name:
                                         Title:


                                     DELAWARE TRUSTEE & INDEPENDENT TRUSTEE:

                                     WILMINGTON TRUST COMPANY

                                     By: /s/ Debra
                                         -----------------------
                                         Eberly
                                         Name:  Debra Eberly
                                         Title: Administrative Account Manager


                                      SPECIAL TRUSTEE:


                                       /s/ James H. Luther
                                       --------------------------
                                       JAMES H. LUTHER


                                       BUSINESS TRUSTEE:


                                      /s/ John E. Mack
                                       --------------------------
                                       JOHN E. MACK

                                    EXHIBIT A
                                     TO THE
                                 TRUST AGREEMENT
                                       OF
                                MAIN PLACE TRUST
                         (DATED AS OF DECEMBER 14, 1998)

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

               This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is dated as of December __, 1998, by NATIONSBANK, N.A (the "Assignor") and MAIN PLACE TRUST, a Delaware business trust (the "Assignee").

               WHEREAS, Assignor is the sole member of Main Place Funding, LLC, a Delaware limited liability company formerly known as Main Place Holdings, LLC (the "LLC"), and, in accordance with the Limited Liability Company Agreement of the LLC dated as of October 15, 1998 (the "LLC Agreement"), Assignor holds a 100% membership interest in the LLC (the "LLC Interest").

               WHEREAS, Assignee is a newly-formed Delaware business trust and has not conducted any business or operations, or acquired any assets.

               WHEREAS, Assignor desires to transfer, as a capital contribution, in exchange for all of the equity interests in Assignee one percent (1%) of its LLC Interest (the "Transferred Interest") to Assignee, and Assignee desires to accept the Transferred Interest on the terms set forth below.

               NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows: 1. Assignor hereby transfers, assigns, sells, grants and conveys unto Assignee, its successors and assigns, all of the rights, title and interest of Assignor in, to and under the Transferred Interest. This transfer and assignment is made without representation or warranty except as set forth in this Agreement.

                2. Assignee hereby affirms and accepts all the terms, conditions and provisions of the LLC Agreement and agrees to be bound by and to the same, and Assignee's execution of this Agreement shall be deemed to constitute Assignee's execution of a counterpart signature page to the LLC Agreement.

                3. Assignor represents and warrants that (a) it is the sole owner of the Transferred Interest, and owns the Transferred Interest free and clear of any lien, encumbrance or security interest, and (b) it has not assigned any or all of its rights, title or interest in the Transferred Interest to any other person or entity.

                4. The terms of this Agreement shall be binding upon and shall inure to the benefit of the Assignor, the Assignee and their respective successors and assigns. All representations and warranties made herein shall survive the execution and delivery of this Agreement.

                5. This Agreement constitutes the complete agreement of the parties hereto with respect to the subject matter referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Agreement. This Agreement may not be amended, modified or supplemented except by an instrument in writing executed by both parties hereto.

                6. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

                7. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

      (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS)

               IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first above written.


                                                   NATIONSBANK, N.A.
                                                   By:
                                                      -------------------
                                                      Name:
                                                      Title:



                                                   MAIN PLACE TRUST
                                                   By:
                                                      -------------------
                                                      Name:
                                                      Title:


               The undersigned, being the sole member and sole manager of Main Place Funding, LLC (the "LLC"), hereby admits Main Place Trust as a member of the LLC.



Dated:  December __, 1998___________               NATIONSBANK, N.A.

                                                   By:
                                                      -------------------
                                                      Name: